EXHIBIT 4.4


                              CERTIFICATE OF TRUST
                                       OF
                          PRAEGITZER INDUSTRIES TRUST I

     THIS Certificate of Trust of Praegitzer Industries Trust I (the "Trust"), dated as of August 7, 1998, is being duly executed and filed by the undersigned, as trustees, to form a business trust under the Delaware Business Trust Act (12 Del. C. ss. 3801, et seq.).

     1. Name. The name of the business trust formed hereby is "Praegitzer Industries Trust I."

     2. Delaware Trustee. The name and business address of the trustee of the Trust in the State of Delaware are Wilmington Trust Company, Rodney Square North, 1100 North Market Street, Wilmington, Delaware 19890-0001, Attention:
Corporate Trust Administration.

     3. Effective Date. This Certificate of Trust shall be effective upon filing.

     IN WITNESS WHEREOF, the undersigned, being the trustees of the Trust, have executed this Certificate of Trust as of the date first-above written.

                                        WILMINGTON TRUST COMPANY,
                                            not in its individual capacity but
                                            solely as trustee of the Trust


                                        By: EMMETT R. HARMON
                                            ------------------------------------
                                        Name: Emmett R. Harmon
                                        Title:  Vice President


                                        WILLIAM J. THALE,
                                            not in his individual capacity but
                                            solely as trustee of the Trust


                                        WILLIAM J. THALE
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